Exhibit 5.1

Goodwin Procter LLP 620 Eighth Avenue New York, NY 10018 goodwinlaw.com +1 212 813 8800

September 25, 2020

Brainstorm Cell Therapeutics Inc.

1325 Avenue of Americas, 28th Floor

New York, NY 10019
Attention: Chief Executive Officer

Re:	Securities Registered under Registration Statement on Form S-3

Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”) previously filed a Registration Statement on Form S-3 (File No. 333-225517) (as amended or supplemented, the “Registration Statement”) filed on June 8, 2018 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering of up to $100,000,000 of any combination of securities of the types specified therein. The Registration Statement was declared effective by the Commission on June 29, 2018. We are delivering this opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on September 25, 2020 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to $45,000,000 in shares (the “Shares”) of the Company’s common stock, par value $0.00005 per share (the “Common Stock”) covered by the Registration Statement. The Shares are being offered and sold by the Company through the distribution agents named in, and pursuant to, the Amended and Restated Distribution Agreement, dated September 25, 2020, between the Company and such distribution agents.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Shares offered pursuant to the Registration Statement, the total number of issued shares of Common Stock as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock, as applicable, available for issuance under the Company’s certificate of incorporation as then in effect.

Brainstorm Cell Therapeutics Inc.

September 25, 2020

For purposes of the opinion set forth below, we have assumed that the Shares are issued for a price per share equal to or greater than the minimum price authorized by the Company’s board of directors prior to the date hereof (the “Minimum Price”) and that no event occurs that causes the number of authorized shares of Common Stock available for issuance by the Company to be less than the number of then unissued Shares that may be issued for the Minimum Price.

For purposes of the opinion set forth below, we refer to the following as “Future Approval and Issuance”: (a) the approval by the Company’s board of directors (or a duly authorized committee of the board of directors) of the issuance of the Shares (the “Approval”) and (b) the issuance of the Shares in accordance with the Approval and the receipt by the Company of the consideration (which shall not be less than the par value of such Shares) to be paid in accordance with the Approval.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon Future Approval and Issuance, will be validly issued, fully paid and nonassessable.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Current Report and its incorporation by reference and the reference to our firm in that report. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP